Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax andrewskurthkenyon.com

December 5, 2017

Capstead Mortgage Corporation

8401 North Central Expressway, Suite 800

Dallas, Texas 75225

Ladies and Gentlemen:

We have acted as counsel for Capstead Mortgage Corporation, a Maryland corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3ASR (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on December 5, 2017, with respect to the offer and sale of various debt and equity securities with an indeterminate aggregate public offering price. The securities offered and sold pursuant to the Registration Statement (collectively, the “Securities”) may be all or any combination of:

(i) shares of common stock, par value $0.01 per share (the “Common Stock”);

(ii) shares of preferred stock, par value $0.10 per share, in one or more series (the “Preferred Stock”);

(iii) debt securities, in one or more series, any series of which may be either senior debt securities or subordinated debt securities (collectively, the “Debt Securities”); and

(iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Securities Warrants”).

The Company may offer and sell the Securities from time to time pursuant to the Registration Statement and Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). The Securities will be sold or delivered from time to time in amounts, at prices and on terms to be determined at the time of the offering as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (each, a “Prospectus Supplement”). The Debt Securities will be issued under indentures (each, an “Indenture”), applicable forms of which will be filed by amendment or incorporated by reference in connection with the offering of any Debt Securities, as appropriate.

In rendering the opinions set forth herein, we have examined the Registration Statement relating to the proposed offering and sale from time to time of the Securities and the Prospectus. We have also examined such other documents, records and instruments as we have deemed necessary or appropriate for the basis of the opinions hereinafter expressed. In such

ANDREWS KURTH KENYON LLP

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Capstead Mortgage Corporation

December 5, 2017

examination, we have assumed the genuineness of all signatures on all documents that we have examined, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such documents submitted to us as copies. We have further assumed that, at and prior to the time of the sale and delivery of any Securities pursuant to the Registration Statement, the Board of Directors of the Company (or a duly authorized committee thereof) will have duly established the price, rights, powers, privileges and preferences and other terms, if any, of any class or series, as applicable, of the Debt Securities or the Warrants.

The opinions expressed below relating to whether the Securities described therein will be legal, valid and binding obligations of the Company are subject to the exception that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, receivership, conservatorship, readjustment of debt, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and general principles of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Based upon the foregoing and in reliance thereon and subject to the qualifications hereinafter specified, we are of the opinion that:

1. Each of the Debt Securities will be valid and binding obligations of the Company when (a) the Registration Statement shall have become effective under the Securities Act and no stop order suspending its effectiveness will have been issued and remain in effect and the related Indenture shall be filed by amendment to or incorporated by reference in the Registration Statement and shall have been qualified under the Trust Indenture Act of 1939, as amended, and such Indenture shall have been duly authorized, executed and delivered by the Company and the trustee named in such Indenture (the “Indenture Trustee”), (b) a Prospectus Supplement with respect to such series of Debt Securities shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (c) the Company’s Board of Directors (or a duly authorized committee thereof) shall have duly adopted final resolutions (the “Final Debt Resolutions”) authorizing the issuance and sale of such Debt Securities, as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the applicable Indenture and (d) such Debt Securities shall have been (i) duly executed by the Company and authenticated by the Indenture Trustee as provided in the Indenture and the Final Debt Resolutions and (ii) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the applicable Indenture and the Final Debt Resolutions.

2. The Warrants will be valid and binding obligations of the Company when (a) the Registration Statement shall have become effective under the Securities Act, (b) a Prospectus Supplement with respect to such Warrants shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (c) the Company’s Board of Directors (or a duly authorized committee thereof) shall have duly adopted final resolutions (the “Final Warrant Resolutions”) authorizing the issuance and sale of such Warrants as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and approving one or more

Capstead Mortgage Corporation

December 5, 2017

warrant agreements, including a form of warrant set forth therein or related thereto (each, a “Warrant Agreement”), establishing the terms and conditions of such Warrants, between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”), (d) the applicable Warrant Agreement shall have been duly executed and delivered by the Company and the Warrant Agent, and (e) such Warrants shall have been duly executed by the Company and authenticated and registered by the Warrant Agent as provided in the applicable Warrant Agreement and the Final Warrant Resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the applicable Warrant Agreement and the Final Warrant Resolutions.

The opinions expressed herein are limited exclusively to the federal laws of the United States of America and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments or supplements thereto, under the caption “Legal Matters” in the Registration Statement and in the Prospectus. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Sincerely yours,

/s/ Andrews Kurth Kenyon LLP